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                                                                   EXHIBIT 10.1
                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

      This Second Amendment to Amended and Restated Credit Agreement (this "SECOND AMENDMENT") dated as of July 16, 2004, to be effective as set forth in
Section 4 hereof, is among Comstock Resources, Inc., a Nevada corporation ("BORROWER"), the financial institutions party hereto, and Bank of Montreal, as administrative agent and as letter of credit issuing bank.

                              PRELIMINARY STATEMENT

      A. The Borrower has entered into a certain Amended and Restated Credit Agreement dated as of February 25, 2004, among Borrower, the lenders party thereto (the "LENDERS"), Bank of Montreal, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as issuing bank (in such capacity, the "ISSUING BANK"), Bank of America, N.A., as syndication agent, and Comerica Bank, Fortis Capital Corp., and Union Bank of California, N.A., as co-documentation agents, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of March 31, 2004 (such Amended and Restated Credit Agreement, as so amended and as otherwise amended, restated or supplemented from time to time until the date hereof, the "CREDIT AGREEMENT").

      B. The Borrower and Comstock Offshore, LLC ("COL") intend to enter into
(i) a certain Contribution Agreement dated as of July 1, 2004 (the "BDA CONTRIBUTION AGREEMENT"), and (ii) a certain Operating Agreement of Bois d'Arc Energy, LLC dated as of July 1, 2004 (the "BDA OPERATING AGREEMENT"; and together with the BDA Contribution Agreement and all other documents contemplated thereby, collectively, the "BDA FORMATION DOCUMENTS"), each by and among Bois d'Arc Energy, LLC, a Nevada limited liability company ("BOIS D'ARC ENERGY"), Bois d'Arc Properties, LP, a Nevada limited partnership ("BOIS D'ARC PROPERTIES"), Bois d'Arc Resources, Ltd., a Texas limited partnership, Wayne L. Laufer, Gary W. Blackie, Haro Investments, LLC, a Texas limited liability company and the other persons listed on the signature pages thereto (collectively, the "BDA CONTRIBUTORS"), COL, and Borrower.

      C. Pursuant to the terms of the BDA Formation Documents, (i) COL will contribute its interest in certain oil and gas properties described on Schedule I attached hereto to Bois d'Arc Properties, (ii) Wayne L. Laufer and Gary W. Blackie will contribute their respective partnership interests in Bois d'Arc Offshore, Ltd., a Texas limited partnership and their membership interests in Bois d'Arc Oil & Gas Company, LLC, a Texas limited liability company, to Bois d'Arc Energy, and (iii) the BDA Contributors will contribute their respective interests in certain oil and gas properties to Bois d'Arc Properties.

      D. The Borrower intents to enter into (i) a certain Services Agreement with Bois d'Arc Energy pursuant to which the Borrower will provide certain general and administrative services to the Bois d'Arc Entities and (ii) a certain Loan Agreement dated as of July 1, 2004, among the Borrower, as lender, and Bois d'Arc Energy, Bois d'Arc Properties and Bois d'Arc Offshore, Ltd., as borrowers, (the "BOIS D'ARC LOAN AGREEMENT") pursuant to which the Borrower may advance loans from time to time.

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      E. The Borrower, COL and the BDA Contributors intend for Bois d'Arc Energy to obtain financing independent of the Credit Agreement and the Bois d'Arc Loan Agreement by conducting an initial public offering of Bois d'Arc Energy's equity interests or by causing Bois d'Arc Energy to enter into a debt financing, provided that if neither transaction has been consummated prior to a date specified in the BDA Operating Agreement, the Borrower, COL and the BDA Contributors have agreed to cause the Bois d'Arc Entities to reconvey all of their properties to the Person that originally contributed such property to the applicable Bois d'Arc Entity and to take such further action as may be necessary to return each of the Borrower, COL and each BDA Contributor to a position as near as possible to the same economic position that each such Person would have been in had the original contributions by each such Person never occurred and Bois d'Arc Energy never been formed.

      F. Borrower has requested that the Lenders, the Administrative Agent and the Issuing Bank consent to the transactions contemplated by the BDA Formation Documents and modify the Credit Agreement in certain respects to facilitate such transactions.

      G. Subject to the terms and conditions of this Second Amendment, the Lenders, the Administrative Agent and the Issuing Bank have agreed to enter into this Second Amendment in order to effectuate such amendments and modifications.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:

      Section 1. DEFINITIONS. Unless otherwise defined in this Second Amendment, each capitalized term used in this Second Amendment (including in the preliminary statement above) has the meaning assigned to such term in the Credit Agreement.

      Section 2. AMENDMENT OF CREDIT AGREEMENT.

            (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions of "BDA Contribution Agreement", "BDA Contributors", "BDA Formation Documents", "BDA Operating Agreement", "BDA Services Agreement", "BDA Unwind Transaction", "Bois d'Arc Energy", "Bois d'Arc Entities", "COL Contributed Properties", "Restricted Subsidiary" and "Unrestricted Subsidiary" in the alphabetically appropriate places therein.

            " "BDA Contribution Agreement" means that certain Contribution Agreement dated as of July 1, 2004 by and among the BDA Contributors, COL, and Borrower."

            " "BDA Contributors" means, collectively, Bois d'Arc Resources, Ltd., a Texas limited partnership, Wayne L. Laufer, Gary W. Blackie, Haro Investments LLC, a Texas limited liability company, and the other persons listed on the signature pages thereto as BDA Contributor."

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            " "BDA Formation Documents" means, collectively, the BDA
            Contribution Agreement, the BDA Operating Agreement and all other documents contemplated thereby."

            " "BDA Operating Agreement" means that certain Operating Agreement of Bois d'Arc Energy, LLC dated as of July 1, 2004."

            " "BDA Services Agreement" means that certain Services Agreement dated as of July 1, 2004, entered into between Bois d'Arc Energy and the Borrower with respect to the provision of certain general and administrative services by the Borrower to the Bois d'Arc Entities."

            " "BDA Unwind Transaction" means the dissolution and liquidation of Bois d'Arc Energy and the reversal or unwinding of the transactions, conveyances, contributions, payments, assumptions of indebtedness and other actions or events set forth in the BDA Contribution Agreement, all in accordance with, and pursuant to, the terms of
            Section 17.7 of the BDA Operating Agreement."

            " "Bois d'Arc Energy" means Bois d'Arc Energy, LLC, a Nevada limited liability company."

            " "Bois d'Arc Entities" means Bois d'Arc Energy, Bois d'Arc Properties, LP, a Nevada limited partnership, Bois d'Arc Holdings, LLC, a Nevada limited liability company, Bois d'Arc Offshore, Ltd., a Texas limited partnership, Bois d'Arc Oil & Gas Company, LLC, a Texas limited liability company, and any other Subsidiary of Bois d'Arc Energy."

            " "COL Contributed Properties" means those Oil and Gas Properties described in Schedule 1.1 to the BDA Contribution Agreement."

            " "Restricted Subsidiary" means (a) each of COGI GP, COGI LP, COGI, COGH, COGLA, COL and, prior to the sooner to occur of (i) the satisfaction of each of the conditions set forth in Section 2.15 and
            (ii) the consummation of the BDA Unwind Transaction and the satisfaction of each of the conditions set forth in Section 2.16, Bois d'Arc Energy and each of the other Bois d'Arc Entities, and (b) each other Subsidiary of the Borrower that is not designated as an Unrestricted Subsidiary pursuant to Section 1.6."

            " "Unrestricted Subsidiary" means (a) from and after the satisfaction of each of the conditions set forth in Section 2.15, Bois d'Arc Energy and each of the other Bois d'Arc Entities, and (b)

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            each other Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary in accordance with, and subject to the satisfaction of the conditions set forth in, Section 1.6."

            (b) Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of "Guarantor" to provide:

            " "Guarantors" means each of the Subsidiaries listed in Part (b) of
            Schedule 5.13 and each other Subsidiary of the Borrower that shall have executed and delivered a Guaranty to the Administrative Agent for the benefit of the Lenders; provided that upon the release of any Subsidiary's Guaranty in accordance with this Agreement, such Subsidiary shall thereafter be excluded from the definition of "Guarantors" (unless and until such Subsidiary shall thereafter deliver another Guaranty)."

            (c) The definition of "Material Adverse Effect" in Section 1.1 of the Credit Agreement is hereby amended by deleting the word "Subsidiaries" each place such word appears therein and inserting in place thereof the words "Restricted Subsidiaries".

            (d) The Credit Agreement is hereby amended by inserting the following new Section 1.6 immediately following the existing Section 1.5:

            "SECTION 1.6 DESIGNATION AND CONVERSION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

            (a) As of July 1, 2004 and, unless designated in writing to the Administrative Agent by the Borrower and approved by the Administrative Agent and the Majority Lenders in accordance with clause (b) below or, with respect to Bois d'Arc Energy and the other Bois d'Arc Entities only, as provided in Section 2.15, at all times thereafter, any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

            (b) Any Subsidiary of the Borrower (including a newly formed or newly acquired Subsidiary) may be designated (or redesignated) as an Unrestricted Subsidiary if (i) the Administrative Agent shall have received (1) a written request from the Borrower specifying the applicable Subsidiary and such other information as the Administrative Agent may reasonably request, (2) the written consent of the Administrative Agent and the Majority Banks approving such designation, and (3) a certificate of a Responsible Officer of the Borrower that no Default or Event of Default shall then exist or would result from such designation (after giving effect to such designation), and (ii) such designation is deemed to be an Investment in an amount equal to the fair market value of

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            Borrower's direct and indirect ownership interest in such Subsidiary and such Investment would be permitted under Section 7.2 to be made at the time of such designation. Except as provided in this Section 1.6(b) or, with respect to Bois d'Arc Energy and the other Bois d'Arc Entities only, as provided in Section 2.15, no Subsidiary may be designated (and no Restricted Subsidiary may be redesignated) as an Unrestricted Subsidiary.

            (c) Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation,
            (i) the representations and warranties of Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default or Event of Default then exists or would result from such redesignation (after giving effect to such redesignation), and (iii) the Borrower complies, or causes such Subsidiary to comply, with the requirements of Sections 6.16 and 6.18."

            (e) Clause (i) of Section 2.3.1 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

            "(i) Subject to the terms and conditions set forth herein, (A) the Issuing Bank agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.3, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Availability Expiration Date, to issue Letters of Credit for the account of the Borrower and in the name of the Borrower or any of its Restricted Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection 2.3.2 below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the Issuing Bank shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (w) with respect to any renewal, extension or amendment to any previously issued Letter of Credit, the Restricted Subsidiary in whose name such Letter of Credit was originally issued (or was most recently renewed, extended or amended, if applicable) has become, or been redesignated as, an Unrestricted Subsidiary, (x) the Outstanding Amount of all L/C Obligations and all Loans would exceed the lesser of (A) the Aggregate Commitments on such date and (B) the Borrowing Base then in effect, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Percentage Share of the

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            Outstanding Amount of all L/C Obligations would exceed the lesser of
            (A) such Lender's Commitment or (B) such Lender's Percentage Share of the Borrowing Base then in effect, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed."

            (f) The Credit Agreement is hereby amended by inserting the following new Sections 2.15 and 2.16 immediately following the existing
      Section 2.14:

            "SECTION 2.15 CONVERSION OF BOIS D'ARC ENTITIES TO UNRESTRICTED SUBSIDIARIES. Upon and concurrently with receipt by the Administrative Agent of each of the following:

            (a) all loans owed by Bois d'Arc Energy or any other Bois d'Arc Entity to the Borrower or any Restricted Subsidiary of the Borrower (other than Bois d'Arc Energy or any other Bois d'Arc Entity) have been repaid in cash in full; and

            (b) no Default or Event of Default then exists or would result from the redesignation of Bois d'Arc Energy and the other Bois d'Arc Entities as Unrestricted Subsidiaries; and

            (c) the sum of the Outstanding Amount of all Loans plus the Outstanding Amount of all L/C Obligations does not exceed 66 2/3% of the Borrowing Base then in effect; and

            (d) a Certificate of a Responsible Officer of the Borrower certifying that each of the conditions set forth in the foregoing clauses (a), (b) and (c) of this Section 2.15 has been satisfied and further certifying that Bois d'Arc Energy and each other Bois d'Arc Entity is redesignated as an Unrestricted Subsidiary from and as of the date of such Certificate; and

            (e) to the extent not previously delivered, a reserve report as of the most recent January 1 or July 1, prepared by, as applicable in accordance with Section 6.2(g), an independent engineering firm of recognized standing acceptable to the Majority Lenders or the Borrower, in either case in accordance with accepted industry practices and otherwise acceptable and in form and substance satisfactory to the Majority Lenders, with respect to all Hydrocarbons attributable to the Oil and Gas Properties of the Borrower and the Guarantors but excluding all Hydrocarbons

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            attributable to the Oil and Gas Properties of the Bois d'Arc
            Entities, and including without limitation all assets included in the Borrowing Base;

            then (A) Bois d'Arc Energy and each of the other Bois d'Arc Entities shall automatically and without further action be redesignated as Unrestricted Subsidiaries, (B) notwithstanding anything to the contrary in this Credit Agreement (including, without limitation, Section 2.1), the Borrower covenants and agrees that the aggregate Outstanding Amount of all Loans plus all L/C Obligations shall not exceed an amount equal to 66 2/3% of the Borrowing Base then in effect until such time as the Borrowing Base shall have been redetermined in accordance with Section 2.8 of this Agreement based on the reserve report delivered to the Administrative Agent and the Lenders pursuant to clause (b) above, (C) each Guaranty delivered by a Bois d'Arc Entity shall automatically be released, and (D) each Lender and the Issuing Bank hereby authorize the Administrative Agent to release all Security Documents encumbering any properties owned by any Bois d'Arc Entity, return all stock certificates evidencing equity interests of Bois d'Arc Energy and each other Bois d'Arc Entity then held by the Administrative Agent, if any, securing the Obligations of the Loan Parties and to do all things reasonably necessary to effectuate the release of all Liens in favor of the Administrative Agent for the benefit of itself, the Lenders and the Issuing Bank. For the avoidance of doubt, the Borrower, the Administrative Agent and the Lenders acknowledge that the redetermination of the Borrowing Base in accordance with clause (B) above in connection with the redesignation of the Bois d'Arc Entities as Unrestricted Subsidiaries shall not constitute a discretionary redetermination of the Borrowing Base by either the Borrower, on the one hand, or the Administrative Agent and the Lenders, on the other hand, pursuant to clause (a) of the definition of "Evaluation Date" and that the date of the redesignation of Bois d'Arc Entities as Unrestricted Subsidiaries in accordance with this
            Section 2.15 shall constitute the "Evaluation Date" for purposes of the redetermination of the Borrowing Base in accordance with clause
            (B) above.

            SECTION 2.16 BOIS D'ARC UNWIND TRANSACTION.

            Upon and concurrently with receipt by the Administrative Agent of each of the following:

            (a) each of the conditions set forth in Section 17.7 of the BDA Operating Agreement have occurred (and have not been waived or

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            suspended in accordance with the BDA Operating Agreement); and

            (b) a Certificate of a Responsible Officer of the Borrower certifying that the condition set forth in the foregoing clause (a) of this Section 2.16 has been satisfied and further certifying that no Default or Event of Default then exists or would result from the implementation of the BDA Unwind Transaction in accordance with the provisions of the BDA Operating Agreement; and

            (c) evidence reasonably satisfactory to the Administrative Agent that all of the properties contributed to any of the Bois d'Arc Entities by the Borrower or COL (including all Oil and Gas Properties contributed by, and all cash payments made by, the Borrower or COL) shall have been reconveyed or returned to the Borrower or COL, as applicable;

            then (A) each Guaranty delivered by a Bois d'Arc Entity shall automatically be released, and (B) each Lender and the Issuing Bank hereby authorize the Administrative Agent to release all Liens encumbering any properties owned by any Bois d'Arc Entity that were contributed by a BDA Contributor (but not Liens encumbering the COL Contributed Properties or any other properties contributed by the Borrower or COL), return all stock certificates evidencing equity interests of Bois d'Arc Energy and each other Bois d'Arc Entity then held by the Administrative Agent, if any, securing the Obligations of the Loan Parties and to do all things reasonably necessary to effectuate the foregoing."

            (g) Section 5.8 of the Credit Agreement is hereby amended by deleting the words "Subsidiary" and "Subsidiaries" each place such words appear therein and inserting in place thereof the words "Restricted Subsidiary" or "Restricted Subsidiaries", respectively.

            (h) Section 5.13(a) of the Credit Agreement is hereby amended and restated in its entirety to provide:

            "The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13. All Restricted Subsidiaries of Borrower are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and are duly qualified to do business in each jurisdiction where failure to so qualify would have an Material Adverse Effect. All outstanding shares of stock of each class of each Restricted Subsidiary of Borrower have been and will be validly issued and are and will be fully paid and nonassessable. Except as otherwise set forth on Schedule 5.13, all outstanding

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            shares of stock of each class of each Restricted Subsidiary of
            Borrower are and will be owned, beneficially and of record, by Borrower or a wholly-owned Subsidiary of Borrower. All outstanding shares of stock of each class of (i) Bois d'Arc Energy owned by the Borrower or any Restricted Subsidiary and (ii) each Restricted Subsidiary of Borrower, are and will be free and clear of any Liens (other than Liens permitted by Section 7.1).

            (i) The preliminary statement set forth at the beginning of Article VI of the Credit Agreement is hereby amended by deleting the word "Subsidiaries" each place such word appears therein and inserting in place thereof the words "Restricted Subsidiaries".

            (j) The introductory paragraph of clause (d) of Section 6.16 of the Credit Agreement and subclause (i) of Section 6.16(d) are hereby amended and restated in their entirety to provide:

            " (d) Additional Restricted Subsidiaries. Within thirty (30) Business Days after the Borrower or any Restricted Subsidiary creates, acquires or otherwise forms any other Subsidiary (other than a Subsidiary designated as an Unrestricted Subsidiary in accordance with Section 1.6(b)), the Borrower shall:

                  (i) execute and deliver, or cause each such Subsidiary owning any of the outstanding equity interests in such other Restricted Subsidiary to execute and deliver, as applicable, to the Administrative Agent on behalf of the Lenders, a Pledge Agreement, or an amendment or supplement to an existing Pledge Agreement, if appropriate, pursuant to which all of the outstanding equity interests in such other Restricted Subsidiary owned by the Borrower or such Restricted Subsidiary shall be pledged to the Administrative Agent on behalf of the Lenders, together with any certificates representing all equity interests so pledged, if any, and for each such certificate representing shares of stock, a stock power executed in blank;"

            (k) The Credit Agreement is hereby amended by inserting the following new Section 6.18 immediately following the existing Section 6.17:

            "SECTION 6.18 UNRESTRICTED SUBSIDIARIES. The Borrower:

            (a) will cause the management, business and affairs of each of Borrower and its Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, maintaining separate policies of insurance and by not permitting Properties of Borrower and its respective Subsidiaries to be commingled) so that each Unrestricted Subsidiary will be

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            treated as an entity separate and distinct from Borrower and the
            Restricted Subsidiaries (except (i) with respect to the treatment for tax purposes of the Borrower or any Restricted Subsidiary holding any interest in an Unrestricted Subsidiary that is regarded as a partnership and (ii) for the common management/directorship between the Borrower and any Unrestricted Subsidiary);

            (b) except as permitted by Section 7.3(e), will not, and will not permit any of the Restricted Subsidiaries to, incur, assume or suffer to exist Guaranty Obligations or be or become liable for any Indebtedness of any Unrestricted Subsidiary; and

            (c) will not permit any Unrestricted Subsidiary to hold any equity interest in, or any Indebtedness of, the Borrower or any Restricted Subsidiary."

            (l) The preliminary statement set forth at the beginning of Article VII of the Credit Agreement is hereby amended by deleting the word "Subsidiaries" each place such word appears therein and inserting in place thereof the words "Restricted Subsidiaries".

            (m) Clause (h) of Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety to provide:

            "(h) Liens existing pursuant to a Subordinate Mortgage to the extent, but only to the extent, that the properties subject to such Subordinate Mortgage are then, or will be prior to the recordation of such Subordinate Mortgage, mortgaged to the Administrative Agent for the benefit of the Lenders pursuant to a Mortgage."

            (n) Clauses (a), (b), (c) and (d) of Section 7.2 of the Credit Agreement are hereby amended and restated in their entirety to provide:

            "(a) Investments other than those permitted by subsections (b) through (i) existing on the date hereof and listed on Schedule 7.2;

            (b) Investments held by the Borrower or such Restricted Subsidiary in the form of cash equivalents;

            (c) advances to officers, directors and employees of the Borrower or any Restricted Subsidiary in an aggregate amount not to exceed $50,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

            (d) Investments constituting (1) contributions of capital (but not loans or advances) made by the Borrower in any Guarantor other than Bois d'Arc Energy or any other Bois d'Arc Entity or by any Guarantor in any other Guarantor other than Bois d'Arc

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            Energy or any other Bois d'Arc Entity, (2) loans or advances by the
            Borrower in any Guarantor, provided that such Investment constituting a loan or advance shall be evidenced by a Pledged Note pledged to the Administrative Agent pursuant to a Pledge Agreement and (3) loans or advances deemed to have been made by Bois d'Arc Energy to its members in lieu of the distribution of "Tax Distributions" (as defined in the BDA Operating Agreement) owed to such members by Bois d'Arc Energy;"

            (o) Section 7.2 of the Credit Agreement is hereby further amended by deleting the word "and" at the end of the existing clause (g) thereof, deleting the period at the end of the existing clause (h) thereof and inserting in its place "; and" and inserting the following new clause (i) immediately following the existing clause (h):

                  "(i) Investments in Bois d'Arc Energy and the other Bois d'Arc
            Entities pursuant to the BDA Contribution Agreement."

            (p) Clauses (c) and (d) of Section 7.3 of the Credit Agreement are hereby amended by deleting the word "Subsidiary" each place such word appears therein and inserting in place thereof the words "Restricted Subsidiary".

            (q) Clauses (a) and (b) of Section 7.4 of the Credit Agreement are hereby amended by deleting the words "Subsidiary" or "Subsidiaries" each place such words appear therein and inserting in place thereof the words "Restricted Subsidiary" or "Restricted Subsidiaries" as applicable.

            (r) Section 7.4 of the Credit Agreement is hereby further amended by deleting the word "and" at the end of the existing clause (b) thereof, deleting the period at the end of the existing clause (c) thereof and inserting the following new clauses (d) and (e) immediately following the existing clause (c):

                  "(d) COL may contribute the COL Contributed Properties to one or more of the Bois d'Arc Entities pursuant to and in accordance with the terms of the BDA Contribution Agreement; and,

                  (e) Bois d'Arc Energy and the other Bois d'Arc Entities may reconvey all properties contributed to any of them by Borrower, COL and the BDA Contributors in accordance with the terms of the BDA Unwind Transaction and Section 2.16."

            (s) Clause (c) of Section 7.5 of the Credit Agreement is hereby amended by deleting the words "Subsidiary" each place such word appears therein and inserting in place thereof the words "Restricted Subsidiary".

            (t) Section 7.5 of the Credit Agreement is hereby further amended by deleting the word "and" at the end of the existing clause (d) thereof, inserting the word "and"

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      immediately following the end of the existing clause (e) and inserting the following new clause (f) immediately following the existing clause (e):

                  "(f) Dispositions by COL of the COL Contributed Properties to
            the Bois d'Arc Entities pursuant to the terms of the BDA Formation Documents; provided that such assets of COL shall remain subject to any Liens created by Security Documents delivered pursuant to this Agreement until such Liens shall be released in accordance with
            Section 2.15 or Section 10.1."

            (u) Clauses (a) and (c) of Section 7.6 of the Credit Agreement are hereby amended by deleting the word "Subsidiary" each place such word appears therein and inserting in place thereof the words "Restricted Subsidiary".

            (v) Section 7.6 of the Credit Agreement is hereby further amended by inserting the word "and" immediately following the existing clause (d) and inserting the following new clause (e) immediately following the existing clause (d):

                  "(e) Restricted Payments (i) by Bois d'Arc Energy or any of
            the Bois d'Arc Entities, as applicable, to one or more of the BDA Contributors (and to the Borrower or any of its Restricted Subsidiaries to the extent not otherwise permitted) pursuant to the BDA Unwind Transaction and (ii) so long as Bois d'Arc Energy is treated as a partnership for tax purposes, Restricted Payments by Bois d'Arc Energy that are made solely for the purpose of paying tax liabilities arising from Bois d'Arc Energy's net income (which tax liability distributions shall not exceed the net income of Bois d'Arc for the periods for which such tax distributions are to be made multiplied by the maximum marginal tax rate under federal and/or state income tax laws that is applicable to any of Bois d'Arc Energy's members), provided that the Borrower shall give Administrative Agent at least 10 Business Days' prior written notice of each proposed distribution, together with the amount of the Bois d'Arc Energy's Net Income."

            (w) Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to provide:

            "SECTION 7.10 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation that limits the ability (a) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor other than Contractual Obligations imposed on Bois d'Arc Energy pursuant to the BDA Operating Agreement, or (b) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, in each case, other than Contractual Obligations pursuant to the Indenture Debt Documents to the extent listed in Schedule 7.10."

            (x) Section 7.12 of the Credit Agreement is hereby amended by deleting the word "Subsidiary" each place such word appears therein and inserting in place thereof the words "Restricted Subsidiary".

            (y) Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to provide:

            "SECTION 7.14 LIMITATION ON HEDGES. Enter into any commodity hedging or derivative transactions except Hedge Agreements related to bona fide hedging activities of the Borrower or any of its Restricted Subsidiaries in an aggregate notional amount not to exceed, with respect to any future calendar quarter, 100% of the Borrower's and its Restricted Subsidiaries' projected production of oil (for oil related transactions) and 100% of the Borrower's and its Restricted Subsidiaries' projected production of natural gas (for natural gas related transactions), in each case from the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries."

            (z) The Credit Agreement is hereby amended by inserting the following new Section 7.15 immediately following Section 7.14 (as amended pursuant to this Second Amendment):

            "SECTION 7.15 AMENDMENT OF BDA FORMATION DOCUMENTS OR BOIS D'ARC LOAN AGREEMENT. Amend, restate, modify, supplement, waive or consent to any amendment, restatement, modification, supplement or waiver of the BDA Contribution Agreement, the BDA Operating Agreement, the BDA Services Agreement or the other BDA Formation Documents or the Bois d'Arc Loan Agreement, in each case without the consent of the Administrative Agent and the Majority Lenders; provided, however, that the consent of the Administrative Agent and the Majority Lenders shall not be required to the extent that any such amendment, restatement, modification, supplement, waiver or consent does not
            (a) have an adverse effect on the Borrower, any other Loan Party, the Administrative Agent or the Lenders (taking into account any effect that may occur or be realized after Bois d'Arc Energy has been redesignated as an Unrestricted Subsidiary pursuant to Section 2.15), or (b) materially change the economic terms of such agreements. The Borrower shall deliver notice to the Administrative Agent (with sufficient copies for the Administrative Agent to distribute the same to the other Lenders) of any amendment, restatement, modification, supplement, waiver or consent to the BDA Contribution Agreement, the BDA

            Operating Agreement, the BDA Services Agreement or the other BDA Formation Documents or the Bois d'Arc Loan Agreement for which the consent of the Administrative Agent and the Majority Lenders is not required pursuant to the foregoing proviso, as applicable, promptly following its effectiveness."

            (aa) Clause (l) of Section 8.1 of the Credit Agreement is hereby amended by deleting the word "Subsidiary" each place such word appears therein and inserting in place thereof the words "Restricted Subsidiary".

            (bb) Clause (h) of Section 10.1 of the Credit Agreement is hereby amended and restated in its entirety to provide:

            "(h) release any collateral under any of the Security Documents, or permit any termination, amendment, modification, waiver or release of any Security Document or an provision thereof, provided that, notwithstanding the foregoing, the consent of the Lenders shall not be required for any release of any collateral under any of the Security Documents pursuant to Sections 2.15 or 2.16 or in connection with a Disposition by the Borrower or any Guarantor if such Disposition is permitted by Section 7.5 hereof as Section 7.5 is in effect on the Closing Date;"

            (cc) Schedule 5.13 to the Credit Agreement is hereby amended and restated as set forth in Attachment 1 hereto.

      Section 3. RATIFICATION. The Borrower hereby ratifies and confirms all of the Obligations under the Credit Agreement and the other Loan Documents.

      Section 4. EFFECTIVENESS OF SECOND AMENDMENT. This Second Amendment shall become effective as of the date first written above upon satisfaction of each of the conditions set forth in this Section 4:

                  (a) The Administrative Agent shall have received duly executed counterparts of this Second Amendment from the Borrower, the Issuing Bank and each Lender, and duly acknowledged by each of the Guarantors.

                  (b) Unless waived by all the Lenders (or by the Administrative
            Agent with respect to immaterial matters or items specified in clause (v) or (vii) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Effective Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                              (i) executed counterparts from each of the Bois
            d'Arc Entities of a Guaranty, a ratification of the Subordination Agreement previously delivered by the Loan Parties, and a Security Agreement;

                              (ii) from (1) COL, a Pledge Agreement pursuant to
            which all of the outstanding equity interests of Bois d'Arc Energy owned by COL shall be pledged to the Administrative Agent on behalf of the Lenders, and (2) each of Bois d'Arc Energy and each other Bois d'Arc Entity that owns any equity interest in any other Bois d'Arc Entity, a Pledge Agreement, pursuant to which all of the outstanding equity interests in each Bois d'Arc Entity shall be pledged to the Administrative Agent on behalf of the Lenders, together in each case with stock certificates, membership interest certificates or such other certificated security as may be part of the collateral covered by the Pledge Agreement and stock powers or other transfer powers or instruments executed in blank for each such certificate, interest or security;

                              (iii) from the Borrower, an amendment or
            supplement to the existing Pledge Agreement of the Borrower, pursuant to which the Borrower shall pledge to the Administrative Agent its interest in, to and under the Bois d'Arc Loan Agreement, the revolving promissory note evidencing indebtedness thereunder and any other documents related thereto, together with the original revolving promissory note bearing an appropriate endorsement in favor of the Administrative Agent;

                              (iv) such certificates of resolutions or other
            action, incumbency certificates and/or other certificates of Responsible Officers of each Bois d'Arc Entity as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Bois d'Arc Entity is a party;

                              (v) such evidence as the Administrative Agent may
            reasonably require to verify that each Bois d'Arc Entity is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Bois d'Arc Entities' Organization Documents, certificates of good standing and/or qualification to engage in business and, if applicable, tax clearance certificates;

                              (vi) a certificate signed by a Responsible Officer
            of the Borrower certifying (A) that the conditions specified in Sections 4.2(a) and (b) are satisfied as of the Effective Date, and
            (B) that there has been no event or circumstance since the date of the Initial Audited

            Financial Statements which has or could be reasonably expected to have a Material Adverse Effect;

                              (vii) an opinion of counsel to each of the Bois
            d'Arc Entities substantially in the form of Exhibits F-1 and F-2 to the Credit Agreement;

                              (viii) evidence that all existing credit
            facilities to which any Bois d'Arc Entity is a party or a guarantor (including, without limitation, all credit facilities between or among any Bois d'Arc Entity or BDA Contributor, as borrower(s), and AmSouth Bank, as lender, but expressly excluding the Bois d'Arc Loan Agreement) have been, or concurrently with the Effective Date are being, terminated and all Liens securing obligations under any such existing credit facilities have been, or concurrently with the Effective Date are being, released;

                              (ix) a certificate of insurance of the Borrower
            and its Subsidiaries (including each of the Bois d'Arc Entities) evidencing that the Borrower and its Subsidiaries (including each of the Bois d'Arc Entities) are carrying insurance in accordance with
            Section 6.7 of the Credit Agreement and that such insurance is in full force and effect;

                              (x) a certificate from an Responsible Officer of
            each of Borrower and Bois d'Arc Energy, dated as of the Effective Date, certifying that attached thereto is a true and correct copy of the BDA Formation Documents and the Bois d'Arc Loan Agreement and certifying that:

                        (1) On and as of the Effective Date, and except as
                  otherwise previously disclosed pursuant to the provisions hereof, there does not exist any judgment, order or injunction or other restraint issued or filed, or any government, corporate, contractual or legal restriction that could reasonably be expected to impair materially the right or ability of each of Borrower, COL, Bois d'Arc Energy and the BDA Contributors to effect the BDA Formation Transaction substantially in accordance with the terms and conditions of the BDA Formation Documents; and

                        (2) Each of Borrower, COL, Bois d'Arc Energy, each other
                  Bois d'Arc Entity and each BDA Contributor, as the case may be, have received all governmental and third party approvals necessary in connection with the DBA Formation Transaction and such approvals are in full force and effect;

            (c) search reports in such jurisdictions as the Administrative Agent may reasonably request, listing all effective financing statements or other Lien filings that name any of the Bois d'Arc Entities or any of Bois d'Arc Resources,

      Ltd., a Texas limited partnership, Wayne L. Laufer, Gary W. Blackie or Haro Investments LLC, a Texas limited liability company, as a debtor; and

            (d) The Borrower shall have confirmed and acknowledged to the Administrative Agent, the Issuing Bank and the Lenders, and by its execution and delivery of this Second Amendment the Borrower does hereby confirm and acknowledge to the Administrative Agent, the Issuing Bank and the Lenders, that (i) the execution, delivery and performance of this Second Amendment has been duly authorized by all requisite corporate action on the part of the Borrower; (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity, (iii) the representations and warranties by the Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, and (iv) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

      Section 5. GOVERNING LAW. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the principles thereof relating to conflicts of law except section 5-1401 of the New York General Obligations Law).

      Section 6. MISCELLANEOUS. (a) On and after the effectiveness of this Second Amendment, each reference in each Loan Document to "this Agreement", "this Note", "this Mortgage", "hereunder", "hereof" or words of like import, referring to such Loan Document, and each reference in each other Loan Document to "the Credit Agreement", "the Notes", "the Mortgages", "thereunder", "thereof" or words of like import referring to the Credit Agreement, the Notes, or the Mortgage or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage or any of them, as amended or otherwise modified by this Second Amendment; (b) each reference in each Guaranty, Security Agreement or Pledge Agreement executed prior to the date hereof to a "Subsidiary" or "Subsidiaries" of the Borrower shall be amended to be a reference to a "Restricted Subsidiary" or "Restricted Subsidiary" of the Borrower (except with respect to Sections 3.4 and 3.10 in each Pledge Agreement executed prior to the date hereof, with respect to which such reference shall not be so amended); (c) the execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any other Loan Party or any right, power or remedy of the Administrative Agent, the Issuing Bank and the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (d) this Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (e) delivery of an executed counterpart of a signature page to this Second Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Second Amendment.

      Section 7. FINAL AGREEMENT. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by its officers thereunto duly authorized as of the date first above written.

                               BORROWER:

                               COMSTOCK RESOURCES, INC.,
                               a Nevada corporation

                               By:    /s/ Roland O. Burns
                                  ----------------------------------------------
                               Name:  Roland O. Burns
                               Title: Chief Financial Officer

                               ADMINISTRATIVE AGENT, ISSUING BANK
                               AND LENDERS:

                               BANK OF MONTREAL,
                               as Administrative Agent, Issuing Bank and Lender

                               By:    /s/ James V. Ducote
                                  ----------------------------------------------
                               Name:  James V. Ducote
                               Title: Director

                               BANK OF AMERICA, N.A.,

                               By:    /s/ Jeffrey Rathkamp
                                  ----------------------------------------------
                               Name:  Jeffrey Rathkamp
                               Title: Director

                               FORTIS CAPITAL CORP.

                               By:    /s/ David Montgomery
                                  ----------------------------------------------
                               Name:  David Montgomery
                               Title: Senior Vice President

                               By:    /s/ Darrell W. Holley
                                  ----------------------------------------------
                               Name:  Darrell W. Holley
                               Title: Managing Director

                               COMERICA BANK

                               By:    /s/ Peter L. Sefzik
                                  ----------------------------------------------
                               Name:  Peter L Sefzik
                               Title: Vice President -  Texas Division

                               UNION BANK OF CALIFORNIA, N.A.

                               By:    /s/ Sean Murphy
                                  ----------------------------------------------
                               Name:  Sean Murphy
                               Title: Vice President

                               THE BANK OF NOVA SCOTIA

                               By:    /s/ Nadine Bell
                                  ----------------------------------------------
                               Name:  Nadine Bell
                               Title: Senior Manager

                               BANK OF SCOTLAND

                               By:    /s/ Amena Nabi
                                  ----------------------------------------------
                               Name:  Amena Nabi
                               Title: Assistant Vice President

                               COMPASS BANK

                               By:    /s/ Dorothy Marchand
                                  ----------------------------------------------
                               Name:  Dorothy Marchand
                               Title: Senior Vice President

                               CALYON NEW YORK BRANCH, as Successor
                               by Consolidation to Credit Lyonnais New York
                               Branch

                               By:    /s/ Olivier Audemard
                                  ----------------------------------------------
                               Name:  Olivier Audemard
                               Title: Managing Director

                               HIBERNIA NATIONAL BANK

                               By:    /s/ Daria Mahoney
                                  ----------------------------------------------
                               Name:  Daria Mahoney
                               Title: Vice President

                               NATEXIS BANQUES POPULAIRES

                               By:    /s/ Daniel Payer
                                  ----------------------------------------------
                               Name:  Daniel Payer
                               Title: Vice President

                               By:    /s/ Donovan Broussard
                                  ----------------------------------------------
                               Name:  Donovan Broussard
                               Title: Vice President & Manager

                               WASHINGTON MUTUAL BANK, FA

                               By:    /s/ Mark Isensee
                                  ----------------------------------------------
                               Name:  Mark Isensee
                               Title: Vice President

                          ACKNOWLEDGMENT BY GUARANTORS

      Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Second Amendment to Credit Agreement dated as of July 16, 2004 (the "Second Amendment"), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Second Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party, and (iv) represents and warrants that (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Second Amendment.

                                  COMSTOCK OIL & GAS HOLDINGS, INC.
                                  COMSTOCK OIL & GAS - LOUISIANA, LLC
                                  COMSTOCK OFFSHORE, LLC
                                  COMSTOCK OIL & GAS GP, LLC,
                                  By Comstock Resources, Inc., its sole member
                                  COMSTOCK OIL & GAS, LP,
                                    By Comstock Oil & Gas GP, LLC,
                                    its general partner,
                                    By Comstock Resources, Inc., its sole member

                                  By:   /s/ Roland O. Burns
                                     -------------------------------------------
                                  Name:  Roland O. Burns
                                  Title:    Chief Financial Officer

                                  COMSTOCK OIL & GAS INVESTMENTS, LLC

                                  By:   /s/ Roland O. Burns
                                     -------------------------------------------
                                  Name:  Roland O. Burns
                                  Title:    Manager